Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271334 on Form S-8 of our report dated August 18, 2023, relating to the financial statements of Madison Square Garden Entertainment Corp. appearing in this Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

New York, New York
August 18, 2023

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